Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2018, relating to the consolidated financial statements appearing in Tilray, Inc.’s Registration Statement on Form S-1/A dated July 16, 2018.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

July 20, 2018